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THE LAMSON & SESSIONS CO. AND SUBSIDIARIES

EXHIBIT (11) - COMPUTATION OF EARNINGS PER COMMON SHARE

                                                      SECOND QUARTER ENDED                         FIRST HALF ENDED
                                              --------------------------------------    ----------------------------------------
PRIMARY                                            1996                  1995                 1996                   1995
                                              ---------------       ----------------    -----------------      -----------------
   Average common shares outstanding              13,295,417             13,290,195          13,293,584              13,284,490
   Average common shares equivalents:
      Stock options and warrants  -
      based on treasury stock method
      using average market price                     486,199                 95,079             401,556                  86,776
                                              ---------------       ----------------    -----------------      -----------------
TOTALS                                            13,781,616             13,385,274          13,695,140              13,371,266

FULLY DILUTED

   Average common shares outstanding              13,295,417             13,290,195          13,293,584              13,284,490
   Average common shares equivalents:
      Stock options and warrants  -
      based on treasury stock method                 516,838                 95,079             427,784                  86,776
                                              ---------------       ----------------    -----------------      -----------------
TOTALS                                            13,812,255             13,385,274          13,721,368              13,371,266


Net Earnings                                  $    3,603,000        $     2,511,000     $     5,615,000        $      3,336,000
                                              ===============       ================    =================      =================

Earnings per common share and common share equivalents

   Primary Net Earnings Per Share             $          .26        $           .19     $           .41        $            .25
                                              ===============       ================    =================      =================

   Fully Diluted Net Earnings Per Share       $          .26        $           .19     $           .41        $            .25
                                              ===============       ================    =================      =================
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